SUB-ITEM 77Q3

AIM European Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 10/31/2009
File number: 811-6463
Series No.:  10


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                 $14,054
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                   $ 867
        Class C                                 $ 1,172
        Class R                                   $ 425
        Class Y                                   $ 179
        Investor Class                          $ 5,351


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                  0.7882
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                  0.4102
        Class C                                  0.4102
        Class R                                  0.6649
        Class Y                                  0.7933
        Investor Class                           0.8025


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                  16,635
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                   1,574
        Class C                                   2,391
        Class R                                     638
        Class Y                                   3,172
        Investor Class                            6,694


74V.  1 Net asset value per share (to nearest cent)
        Class A                                 $ 26.66
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                                 $ 25.06
        Class C                                 $ 25.08
        Class R                                 $ 26.56
        Class Y                                 $ 26.73
        Investor Class                          $ 26.61